Exhibit 99.1

February 22, 2012

FSP Phoenix Tower Corp.

This special communication is to inform holders of preferred stock in FSP Phoenix Tower Corp. (the “Company”) that the Company’s Board of Directors has made the decision to try to sell the Company’s 34-story, multi-tenant, Class “A” office building containing approximately 629,054 square feet located in Houston, Texas (the “Property”). After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company has retained CB Richard Ellis to facilitate a potential sale of the Property. We believe that recent leasing activity at the Property, together with an improving and active Houston office building investment climate, are combining to create a potentially advantageous sales opportunity for the holders of the Company’s preferred stock.

Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors, review by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. Management has retained counsel to begin preparation of a consent solicitation to be mailed to the holders of the Company’s preferred stock. We expect to commence that mailing in approximately six to eight weeks. However, CB Richard Ellis will immediately commence its marketing of the Property simultaneously with the preparation of the consent solicitation in order to make the most efficient use of the total timeframe normally associated with the successful completion of transactions of this type.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Phoenix Tower Corp.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its preferred stockholders (the “Company Investors”) a Proxy Statement in connection with the proposed transaction. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Company Investors are urged to read the Proxy Statement carefully when it is available.

Company Investors will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, Company Investors will be able to obtain free copies of the Proxy Statement from the Company by contacting Georgia Touma, Assistant Vice President and Director of Investor Services (800-950-6288).

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which is filed with the SEC. As of December 31, 2011, none of the Company’s directors or executive officers beneficially owned any shares of the Company’s preferred stock. Franklin Street Properties Corp. (“Franklin Street”) (NYSE Amex: FSP) holds the sole share of the Company’s common stock. Between March 2006 and September 2006, FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of Franklin Street, completed the sale on a best efforts basis of 1,050 shares of the Company’s preferred stock. FSP Investments LLC sold the Preferred Stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933. On September 22, 2006, Franklin Street purchased 48 shares of the Company’s preferred stock for $4,116,000. A more complete description of this information will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this letter regarding the proposed transaction relating to the Property, the expected timetable for completing the transaction, future financial benefits of the proposed transaction, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this letter.